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Exhibit 10.20

LICENCE AND SUPPLY AGREEMENT

between

GENTIUM S.p.A.

        (Fiscal Code and Vat Code No. 02098100130), with legal offices in Italy at Plazza XX Settembre, no2, 22079 Villa Guardia (CO), acting through its Legal Representative Ms. Laura Iris Ferro, born in Milan on August 3rd, 1951, and domiciled for his office for the purposes of this agreement care of the offices of the Company (hereinafter referred to as "GENTIUM")

and

ABBOTT S.p.A.

        (Fiscal Code and Vat Code No. 00076670595), with legal offices in Italy at Campoverde di Aprilia (LT), Pontina National Road, 52nd kilometer, acting through its Legal Representative Mr. Jean-Loup Rolland, born in Paris on November 21,1947 and domiciled for his office for the purposes of this agreement care of the offices of the Company (hereinafter called "ABBOTT").

INDEX

	DEFINITION	pg. 3
	WITNESSETH	pg. 4
art. 1	WHEREAS CLAUSES AND ANNEXES	pg. 5
art. 2	LICENSE GRANT	pg. 5
art. 3	REGISTRATION	pg. 5
art. 4	SUPPLY OF SCIENTIFIC INFORMATION, KNOW HOW AND ASSISTANCE	pg. 6
art. 5	WARRANTIES AND LIABILITIES	pg. 6
art. 6	SUPPLY OF PRODUCTS	pg. 8
art. 7	PRICE	pg. 8
art. 8	FORECASTS AND ORDERS	pg. 8
art. 9	SAMPLES AND PROMOTION	pg. 9
art. 10	TERMS AND CONDITIONS OF SALE	pg. 9
art. 11	DELIVERY, TITLE AND RISK OF LOSS	pg. 9
art. 12	GENTIUM'S RESPONSIBILITY	pg. 10
art. 13	NEW FORM OF PRODUCT AND PACKAGES	pg. 11
art. 14	OBLIGATIONS ARISING FROM LAW no675/l996	pg. 11
art. 15	DATA SECURITY	pg. 11
art. 16	LIABILITY FOR DAMAGES CAUSE TO ANY THIRD PARTY AS A CONSEQUENCE OF DATA TREATMENT	Pg. 12
art. 17	CONFIDENTIALITY	pg. 12
art. 18	RELATIONSHIP	pg. 12
art. 19	DISCLOSURES	pg. 13
art. 20	COMPLIANCE WITH LAW	pg. 13
art. 21	TERM (NATURAL EXPIRATION) AND TERMINATION	Pg. 13
art. 22	CONSEQUENCES OF TERMINATION	pg. 14
art. 23	NOTICES	pg. 15
art. 24	WAIVER	pg. 15
art. 25	FORCE MAJEURE	pg. 15
art. 26	ALTERNATIVE DISPUTE RESOLUTION	pg. 16
art. 27	MISCELLANEOUS	pg. 16
art. 28	REGISTRATION TAX	pg. 17
art. 29	SURVIVAL	pg. 17
	EXHIBIT A—PRODUCTS	pg. 18
	EXHIBIT B—PATENT AND TRADEMARK	pg. 19
	EXHIBIT C—PRICES	pg. 20
	EXHIBIT D—REGISTRATION	pg. 21

DEFINITIONS

        For purposes of this Agreement, all capitalized terms used herein, other than proper nouns, are defined as follows:

  •
  "Affiliate" means, with respect to each party, any business entity:

  a)
  at least fifty percent (50%) of whose outstanding voting stock is owned or controlled, directly or indirectly, by said party;

  b)
  which owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding securities or assets of said party;

  c)
  owned or controlled, directly or indirectly, to the extent of fifty percent (50%) or more of the outstanding securities or assets by any of the companies described in a) and b) above.

  d)
  under common control of said party;

  •
  "Agreement" means this License and Supply Agreement, as it may be amended from time to time;

  •
  "Bulk Product" means 400 mg capsules containing Mesalazina as the sole therapeutically active ingredient to be packaged by ABBOTT into finished Product;

  •
  "Mesalazina" means 5-aminosalicylic acid, 5-ASA;

  •
  "First Commercial Sale" shall mean the first sale of Product (as hereinafter defined) by ABBOTT in an arms length transaction to an unrelated third party in the Territory for monetary or other valuable consideration, as evidenced by ABBOTT's invoice to such third party. ABBOTT's sale to a third party shall not include quantities sold solely for research purposes, for clinical trials or quantities distributed as samples or promotional sales;

  •
  "Know-how" means all non-patented and unpublished non-clinical, pre-clinical and clinical documentation and information, data relating to the Products owned or controlled by GENTIUM and its Affiliates as of the Effective Date or at any time during the Term of this Agreement, including but not limited to all data contained in any application for Marketing Authorization for the Product developed, acquired or compiled by GENTIUM and its Affiliates, and all documentation, information and data relating to the formulation and/or quality control of the Product as GENTIUM and its Affiliates have available as of the Effective Date or at any time during the Term, provided the Know-how is necessary to perform either party's obligations under this Agreement. Notwithstanding the foregoing, Know-how shall exclude documentation, information and data relating to GENTIUM's manufacture of Product and Bulk Product. Know-how shall also exclude documentation developed by ABBOTT solely or jointly with GENTIUM or with a third party.

  •
  "Marketing Authorization(s)" mean all governmental approvals required to market and sell the Product in the Territory, including, but not limited to, Product Registration(s), medical, price and reimbursement, manufacture and marketing approvals, as applicable in the Territory;

  •
  "MOH" means the Italian Ministry of Health;

  •
  "Party" or "Parties" shall mean ABBOTT and GENTIUM;

  •
  "Patent" means the patent described in Exhibit B, including any divisions, continuations, continuations-in-part, reexaminations, reissues, additions, renewals, substitutions, registrations, confirmations, invalidations and extensions thereof;

  •
  "Product" or "Products" means the pharmaceutical products for adult human use only, containing Mesalazina as the sole therapeutically active ingredient for the indications and in the forms listed in the Exhibit A;

  •
  "Purchase Price" means the price per Unit at which ABBOTT purchases Product from GENTIUM as set out in Exhibit C;

  •
  "Registration" means the Product Health Registrations listed in Exhibit D;

  •
  "Sales" means the actual value in Euro of the number of Units, sold to third parties under the Trademark by ABBOTT or its Affiliates in the Territory, less: (i) the allowances and adjustments separately and actually credited or payable to customers for spoiled, damaged, outdated and returned Product; (ii) trade discounts earned or granted; (iii) cash discounts allowed or allowable (whether such cash discounts are taken by the third party or not); (iv) transportation charges, handling charges, sales taxes, excise taxes and duties, and other similar charges; and (v) rebates earned or granted, if any;

  •
  "Sales Quarter" means a period of three (3) consecutive calendar months during the term of this Agreement, the first Sales Quarter starting on the first month of the first Sales Year;

  •
  "Sales Year" means the twelve (12) month period commencing on the first day of the first month of the First Commercial Sale and each successive twelve-month period thereafter;

  •
  "Sample" means a pack containing one (1) Unit of the Products set out in Exhibit A (which is not for resale and is used solely to promote the sale of such Product in the Territory);

  •
  "Sample Price" means the price per Sample at which ABBOTT purchases Samples from GENTIUM as specified in Exhibit C to this Agreement;

  •
  "Territory" means Italy, San Marino and Citta del Vaticano;

  •
  "Trademark" means the trademark set forth In Exhibit B hereof, owned by GENTIUM and registered in Milan, at 0592838 as well as any word, mark, symbols or name associated with the trademark;

  •
  "Unit" means a pack containing the quantity of Product specified for each Mesalazine package in Exhibit A to this Agreement.

  WITNESSETH

  A.
  WHEREAS, GENTIUM has the rights in the Territory (as defined above) to promote, market, distribute and sell Mesalazina for the indications, in the forms, and in the Health Packages listed in the Exhibits attached to this Agreement by virtue of decree, n 421 dated as of July 9th 2001 and published on the Official Gazette of the Italian Republic of September 5th 2001 n. 206;

  B.
  WHEREAS, ABBOTT is a company in the business of developing, promoting, marketing, distributing and selling pharmaceutical products within the Territory.

  C.
  WHEREAS, ABBOTT now wishes to obtain the rights to promote, market, distribute and sell the Product containing Mesalazina within the Territory under the Trademark;

  D.
  WHEREAS GENTIUM is willing to grant ABBOTT the right to promote, market, sell and distribute the Product in the Territory upon the following terms and conditions:

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1—WHEREAS CLAUSES AND ANNEXES

1.1
The definitions, whereas clauses and the Exhibits shall be considered as an integral part of this agreement.

ARTICLE 2—LICENSE GRANT

2.1
GENTIUM hereby grants ABBOTT a semi-exclusive license to promote, market, distribute and sell the Products under the Patent rights, Know-how and Trademark in the Territory. In order to meet the above the Parties agree for the transfer of the Registration and the Trademark to ABBOTT. Abbott acknowledges that GENTIUM has already granted the right to directly promote, market, distribute and sell the Products under the Patent rights, Know-how and Trademark in the Territory to a third party.

  In relation to the above it remains understood that GENTIUM by itself, even if through an Affiliate, shall be the solely responsible for the manufacture and packaging of the PRODUCT, including the identification, contracting and sublicensing of any third parties to formulate, manufacture or package the PRODUCT, and shall be solely responsible for all quality assurance, quality control and other aspects of manufacturing the PRODUCT. The foregoing notwithstanding, ABBOTT shall be responsible for packaging any Bulk Product requested pursuant to article 6.3.

2.2
In view of the rights herein granted by GENTIUM, ABBOTT shall pay to GENTIUM, in consideration for the license to promote, market, distribute and sell the Product in the Territory as well as for the Registration and Trademarks transferred from GENTIUM to ABBOTT, a lump sum of Euro 310.800 (three hundred ten thousand eight hundred). ABBOTT shall pay the lump sum to GENTIUM as follows:

•
50% upon the execution of the Agreement;

•
50% upon the publication on the Official Gazette of the decree granting the transfer of the Registration to ABBOTT.

  ABBOTT undertakes to pay the lump sum, within the term of 30 (thirty) days of the date of the invoice, by way of wire funds to the current account registered in the name of GENTIUM and which the latter shall indicate through a separate communication.

  In the event that the transfer of the registration shall not be completed by December 30th, 2002, due to reasons other than ABBOTT's default, the present agreement shall be automatically terminated and GENTIUM undertakes to refund to ABBOTT the entire amount of the aforementioned lump sum.

  During the period starting from the execution of the present Agreement and ending with the transfer of the Registration to ABBOTT, the Parties undertake to enter into a distributorship agreement in order to define the commercial terms of supply of the Product to ABBOTT by GENTIUM in compliance to the conditions set forth hereunder.

ARTICLE 3—REGISTRATION

3.1
GENTIUM hereby undertakes to transfer to ABBOTT the Registration and Trademarks and will give its full cooperation for this purpose.

3.2
Moreover GENTIUM hereby grants to ABBOTT the right to use the Patent and Know-how for purposes set forth and in accordance with the terms of the Agreement.

ARTICLE 4—SUPPLY OF SCIENTIFIC/TECHNICAL INFORMATION, KNOW HOW AND ASSISTANCE

4.1
GENTIUM agrees to provide promptly to ABBOTT, on the terms and conditions stated herein after under articles 4.2 to 4.4 all the technical information, know how and scientific assistance, reasonably required by ABBOTT to market, promote and sell the Product according to the present Agreement.

4.2
GENTIUM agrees to furnish and provide to ABBOTT the technical information such as specifications, publications, scientific data, quality and performance standards, general statistical data on the market and any other items of technical information or written Know-how concerning the Products.

4.3
All the aforesaid information furnished by GENTIUM will be in the Italian or English languages.

4.4
Personnel designated by ABBOTT shall be given adequate opportunity to study the Product and scientific data provided pursuant to articles 4.1 and 4.2 and to discuss such information with GENTIUM representatives (experts, specialists). ABBOTT shall advise GENTIUM in advance, in writing, of the names, interests and qualifications in order to provide ample time to enable GENTIUM to provide all the reasonable information eventually needed.

  For the above purpose, GENTIUM during the term of this Agreement shall fully assist and cooperate with ABBOTT.

4.5
The PARTIES shall inform each other promptly of all knowledge and of any new findings reflecting on the safety of Product which come to either Party's attention during the term of this Agreement.

4.6
Upon reasonable prior notice, GENTIUM shall, from time to time during the term of this Agreement, allow representatives of ABBOTT to tour and inspect all facilities utilized by GENTIUM in manufacturing, finishing, testing, packaging, storing and shipping Products sold to ABBOTT under this Agreement, provide reasonable access to its manufacturing quality control documentation, and cooperate with such representatives in every reasonable manner. In addition, GENTIUM shall grant ABBOTT access to its regulatory files and shall supply such other technical or regulatory assistance as is reasonably requested by ABBOTT.

4.7
ABBOTT and GENTIUM shall cooperate to establish as soon as practicable after the Effective Date a system for handling customer complaints and Product problems. GENTIUM shall have the responsibility for and bear the costs and expenses of any corrective action related to the manufacture, storage and handling of the Product prior to delivery to ABBOTT. ABBOTT shall have the responsibility for and shall bear the costs and expenses of any corrective action related to the shipping, storage at ABBOTT premises, handling, distribution and customer use of the Product, provided that the customer use problem does not arise from a manufacturing event or other responsibility of GENTIUM under this Agreement.

ARTICLE 5—WARRANTIES AND LIABILITIES

5.1
GENTIUM hereby fully represents and warrants to ABBOTT that:

a.
The Product that GENTIUM shall sell to ABBOTT hereunder shall have the same chemical composition as the Product marketed by GENTIUM or its licensee in the Territory and shall meet (i) the Specifications (Exhibit D) and the requirements of the analytical methods contained in the Registration Package approved by the MOH; (ii) the provisions set forth by the E.U. Good Manufacturing Practices and (iii) any other subsequent rule, recommendation and/or disposition of law that might be issued by the competent Authority within the Territory;

  b.
  The chemical composition of the Product, Bulk Product and Samples shall meet all the requirements necessary to maintain the registration of the Product as an ethical drug in Italy;

  c.
  GENTIUM is the sole owner of the Patent and Trademark, and that the Patent and the Trademark have been registered and are actually held without trespassing any third party right.

5.2
GENTIUM agrees that it shall defend, indemnify and hold ABBOTT and its Affiliates and the officers, directors, employees and agents of each harmless from and against any and all claims, demands, actions or suits, judgments, decrees, damages, legal fees, or any liability whatsoever asserted or entered against ABBOTT or any ABBOTT Affiliate for:

a.
bodily injury, death, damage to property or other economic loss arising out of, or relating to, the promotion, marketing, distribution, sale or use of the Product or Bulk Product which GENTIUM supplies pursuant to the terms hereof and sold by ABBOTT or its Affiliates or through ABBOTT'S chain of distribution, or resulting from GENTIUM breach of the warranty provided in this article 5,

b.
GENTlUM's breach of the terms of this Agreement or any provision of the applicable law.

  Provided, however, that GENTIUM shall not so defend, indemnify and hold ABBOTT and its Affiliates and the officers, directors, employees and agents of each, harmless from any claim by third parties to the extent such injury or damage is caused by fault, negligence or wrongdoing or any other act or omission of ABBOTT, its Affiliates and the officers, directors, employees and agents of each.

5.3
ABBOTT shall defend, indemnify and hold GENTIUM and its Affiliates and the officers, directors, employees and agents of each harmless from and against any and all claims, demands, actions or suits, judgments, decrees, damages, legal fees, or any liability whatsoever asserted or entered against GENTIUM or any GENTIUM Affiliate for:

a.
bodily injury, death, damage to property or other economic loss arising out of or relating to, ABBOTT's fault, negligence or wrongdoing or any other act or omission in promoting, marketing, distributing or selling the Product or Bulk Product packaged by ABBOTT or resulting from ABBOTT breach of warranty; or

b.
ABBOTT's breach of the terms of this Agreement or any provision of the applicable law.

  Provided, however, that ABBOTT shall not so defend, indemnify and hold GENTIUM and its Affiliates and the officers, directors, employees and agents of each, harmless from any claim by third parties to the extent such injury or damage is caused by the fault, negligence or wrongdoing or any other act or omission of GENTIUM, its Affiliates and the officers, directors, employees and agents of each.

5.4
GENTIUM represents and warrants that each Product, Bulk Product or Sample supplied by it to ABBOTT under this Agreement shall: a. conform to the Specifications for such Product and b. have the usable life, as set forth in article 6.1 below.

5.5
If any defect or any governmental or court action relating to the Product result In the recall, destruction or withholding from the market of the Product ("Recall"), then, GENTIUM and ABBOTT shall be responsible for, and GENTIUM shall bear the costs and expenses of, such Recall to the extent such Recall results from any cause or event arising from the responsibility of GENTIUM under this Agreement or is otherwise attributable to GENTIUM. ABBOTT and GENTIUM shall be responsible for, and ABBOTT shall bear the costs and expenses of such Recall to the extent such Recall results from any cause or event arising from the responsibility of ABBOTT under this Agreement or is otherwise attributable to ABBOTT. In the event that the Recall results from any cause(s) or event(s) arising partially from a responsibility of ABBOTT, GENTIUM and ABBOTT shall be jointly responsible for expenses of the Recall in proportion to each such party's proximate fault with respect to the Recall. If fault cannot be determined, then the parties shall each be responsible for one half of the expenses of the Recall. For the purpose of this Agreement, the expenses of the Recall shall include, without limitation, the expenses of notification and destruction or return of the Product and the cost of replacement Product.

ARTICLE 6—SUPPLY OF PRODUCT

6.1
ABBOTT shall purchase from GENTIUM, and GENTIUM shall supply to ABBOTT the requirements of Product (both for Units and Samples) for sale in Italy in the forms listed in the Exhibit A and having a shelf life of not less than 18 (eighteen) months for the rectal tubes and 30 (thirty) months for capsules 400mg.

6.2
ABBOTT will purchase Product from GENTIUM (in Units for trade and Samples for distribution) in finished form (that means already packed and labeled).

6.3
On ABBOTT's request GENTIUM shall supply ABBOTT only Bulk Product for the 400mg capsule form as listed in Exhibit A and having a shelf life of not less than 30 (thirty) months.

6.4
GENTIUM shall purchase from ABBOTT, on ABBOTT's request, the active ingredient Mesalazina apt to be used for the manufacture of the Product and any Bulk Product for ABBOTT.

6.5
ABBOTT shall communicate to GENTIUM its request pursuant to articles 6.3 and 6.4 by a six-month prior written notice. The Parties shall meet in order to set forth terms and conditions pursuant to which ABBOTT shall purchase the Bulk Product from GENTIUM and/or GENTIUM shall purchase the active ingredient Mesalazina from ABBOTT.

ARTICLE 7—PRICE

7.1
ABBOTT Purchase Price of the finished Product as well as the Samples and Bulk Product shall be calculated according to Exhibit C. All Purchase Prices are C.I.P. (as such term is defined in INCOTERMS 2000) Liscate plant or any other place indicated by ABBOTT in the Milan area.

ARTICLE 8—FORECASTS AND ORDERS

8.1
Not less than ninety (90) days before the first Sales Quarter, ABBOTT shall give to GENTIUM a rolling forecast of the quantities of the Product Units, Bulk Product and Samples of Product that ABBOTT shall require from GENTIUM during the first four (4) Sales Quarters [stipulating periodic delivery requirements]. The forecast for the first Sales Quarter shall constitute ABBOTT's firm order of Units, Bulk Product and Samples of the Product for the first Sales Quarter. The remaining nine (9) months of such forecasts shall merely represent reasonable estimates for planning purposes only and shall not obligate ABBOTT to purchase any such quantities.

8.2
No later than thirty (30) days prior to the beginning of each subsequent Sales Quarter, ABBOTT shall give GENTIUM its rolling forecast of the quantities of the Units, Bulk Product and Samples of Product that ABBOTT shall require during the next four (4) Sales Quarters. The forecast for the first Sales Quarter shall constitute ABBOTT's firm order of Units, Bulk Product and Samples of Product for that Sales Quarter. The remaining nine (9) months of such forecasts shall merely represent reasonable estimates for planning purposes only and shall not obligate ABBOTT to purchase any such quantities.

8.3
ABBOTT shall break down each forecast by, for each Product, Bulk Product and Product Sample.

8.4
GENTIUM shall accept firm orders placed by ABBOTT pursuant to this Article within ten (10) days after receipt of such orders for quantities of Product and Bulk Product not in excess of thirty percent (30%) more than ABBOTT's most recent quarterly estimate for the Product for the relevant Sales Quarter.

ARTICLE 9—SAMPLES AND PROMOTION

9.1
Provided ABBOTT complies with the forecast provisions of Article 8, there shall be no limit on the number of Samples that ABBOTT may purchase in any given year.

9.2
ABBOTT shall promote the Product using only sales, advertising and promotional materials which are compatible with the determination of the Product indications and the Product Information provided by GENTIUM, and the use of which does not violate any applicable law.

ARTICLE 10—TERMS AND CONDITIONS OF SALE

10.1
ABBOTT shall place its orders for Units, Bulk Product and Samples at GENTIUM's address given above or at such other address as GENTIUM may designate by notice to ABBOTT from time to time.

10.2
Both the parties shall collaborate in providing to the other all the reasonable information from time to time required in connection with each order.

10.3
Subject to Article 8, GENTIUM shall sell Units, Bulk Product and Samples to ABBOTT to fill ABBOTT's orders for Product and ABBOTT shall purchase it from GENTIUM at the prices determined pursuant to Article 7 above and the terms of payment under Article 10.5 below.

10.4
Abbott shall bear all taxes and duties which shall be levied upon the Products or Bulk Product in the Territory.

10.5
ABBOTT undertakes to pay for the Products, Bulk Product and Samples within the term of 30 (thirty) days of the date of the invoice, by way of wire funds to the current account registered in the name of GENTIUM and which the latter reserves to indicate through a separate communication.

10.6
Save as otherwise agreed by the parties, the terms and conditions of sale set forth in this Article 10 shall prevail over any additional or inconsistent terms or conditions in ABBOTT's form of purchase order or similar document.

ARTICLE 11—DELIVERY, TITLE AND RISK OF LOSS.

11.1
GENTIUM shall deliver the Products, Bulk Product and Samples in accordance with the written forecasts issued in accordance with articles 8 and 9 above. For this purpose within the tenth working day of each month GENTIUM shall deliver to ABBOTT the monthly requirements of the Products, Bulk Product and Samples, by giving to ABBOTT a written confirmation of availability within the third working day of the month in which they have to be delivered. The Products, Bulk Product and Samples to be supplied monthly to ABBOTT shall be delivered with a forwarding list, provided always that their acceptance from the carrier to whom they are handled over shall not affect the rights pertaining to ABBOTT under article 11.4 below.

11.2
In case GENTIUM's Affiliate decide to cease manufacturing the Product, GENTIUM shall inform ABBOTT at least six (6) months in advance. GENTIUM undertakes to supply ABBOTT with six (6) months stock in accordance with the forecast provision of the article 8.1 and to grant ABBOTT the right to manufacture the Product directly or indirectly for the purpose of distribution in the Territory or to find a supplier, acceptable to ABBOTT, able to guarantee the same terms, prices and conditions of supply. Gentium shall apply with the MOH for approval of a second supplier for the finish dosage form of the rectal gel within 12 months from the signature of the present agreement. In case such an event occurs ABBOTT undertakes not to withhold its consent unreasonably.

11.3
If GENTIUM is not able to deliver monthly requirements of the Product, Bulk Product and Samples in a timely manner in compliance of the terms described in the previous article 11.1 and if such delay lasts more than six (6) months, ABBOTT shall be entitled to request the refund of the entire amount of the lump sum mentioned in article 2.2., as penalty.

11.4
The risk of loss and damages relating to the supplied goods upon delivery shall be transferred from GENTIUM to ABBOTT at the time of the delivery of the Products at ABBOTT's facilities.

  ABBOTT shall promptly perform a visual examination of the packages containing the Units, Bulk Product and Samples when they are received at the ABBOTT facilities for any damage, defect or shortage. In the event of a latent defect whereby the Product, Bulk Product or Samples fails to meet the Specifications, ABBOTT shall notify GENTIUM within thirty (30) working days of discovering such defect and shall fully describe in the notice the nature of the claimed defect. If it can reasonably be demonstrated that the cause of such reject or return is due solely to manufacture or packaging of Product, GENTIUM shall pay all costs of shipping the rejected Product and the replacement of the Product to ABBOTT.

  In the event the test results indicate that the Product in question does not conform to the Specifications, GENTIUM shall replace such Product with conforming Product at no additional cost to ABBOTT within thirty (30) days after receipt of such results, provided that GENTIUM has sufficient conforming Product in its inventory to do so.

11.6
In the event of dispute between the parties as to any claimed defect, within fifteen (15) working days of the determination that there is a dispute, ABBOTT and GENTIUM shall each appoint an independent expert who shall examine the Product Bulk Product or Samples concerned. The decision of such independent experts shall be binding on the parties. If such experts do not reach an agreement within thirty (30) working days, they shall appoint a third independent expert who within thirty (30) working days shall also examine the Product concerned and whose decision shall be final and binding on the parties. The losing party shall pay the expenses of all the experts involved.

ARTICLE 12—GENTIUM RESPONSIBILITY

12.1
With reference to art. 5, GENTIUM's obligations with respect to the Product shall include:

1)
supplying sufficient conforming Product to meet ABBOTT's forecasted demands subject to the provisions of Article 8;

2)
complying with all applicable laws, regulatory and quality requirements within the Territory;

3)
advising ABBOTT promptly of receipt by GENTIUM of any customer complaints and/or adverse effects of the Product anywhere in the world, of which GENTIUM has knowledge consistent with applicable regulatory requirements within 10 business days;

  4)
  complying with all applicable laws and regulatory requirements in the Territory; cooperating with ABBOTT, at ABBOTT's request, in negotiations with the government officials in the Territory from time to time.

  5)
  advising ABBOTT promptly of any formal or informal inquiry relating to any Products sold hereunder by any regulatory agency of any state or national government or any national authority.

  6)
  advising ABBOTT of any modifications to the manufacturing process or changes in the materials used in the manufacture of the Product 30 days prior to any proposed changes.

ARTICLE 13—NEW FORMS OF PRODUCT and NEW PACKAGES

13.1
Whenever during the term of this Agreement GENTIUM plans to market a new form or packages of the Product in the Territory, ABBOTT shall have first right of refusal to accept appointment as co-marketer, similar to the appointment made under this Agreement, to market such new form or packages of the Product. ABBOTT shall exercise the above first right of refusal free of charge within sixty (60) days after receipt from GENTIUM of a written notice regarding (offer to co-market) a new form or package of the Product

  Should ABBOTT notify GENTIUM that it is interested in such new form or packages of the Product, the parties shall add the new form or package to Exhibit A and shall amend the Agreement to incorporate the terms agreed upon between the parties, which shall be negotiated in good faith independent from those for the original form or pack size.

13.2
If the parties are unable to reach agreement regarding the terms concerning the new form or package, the present Agreement shall remain in full force and effect as for the previous packages.

13.3
If the parties are unable to reach agreement regarding the terms concerning the new form or package of the Product within one hundred twenty (120) days after ABBOTT notifies GENTIUM of its interest in such new form or package, ABBOTT's first right of refusal shall terminate and GENTIUM shall be free to offer such new form or package of the Product with a different trademark, to third parties; provided however, GENTIUM shall not enter into any agreement with such other third party at terms more favorable than those last refused by ABBOTT.

ARTICLE 14—OBLIGATIONS DERIVING FROM LAW N°. 675/96

14.1
Both the parties to this Agreement undertake and guarantee that they will comply with the provisions contained in Law No. 675 of December 31, 1996, regarding the protection of personal data, making any communication which should be necessary and obtaining any authorization of the guarantor which should become necessary for the execution of this Agreement.

14.2
Each party guarantees that the other may in the execution of this Agreement legally treat personal data relating to any third parties, if any, which should have been supplied to it by the same, without the need of any further requirements in relation to said third parties.

ARTICLE 15—DATA SECURITY

15.1
Both Parties undertake, in relation to the treatment of data referred to in this Agreement, to adopt any advisable security measure in order to avoid the risks of destruction or loss, also accidental, of said data, of non authorized access thereto or of the treatment thereof which should not have been authorized or which should not be in compliance with the object of this Agreement.

ARTICLE 16—LIABILITY FOR DAMAGES CAUSED TO ANY THIRD PARTIES AS A CONSEQUENCE OF DATA TREATMENT

16.1
GENTIUM undertakes to hold ABBOTT harmless from any request of restoration of damages made by any third parties and ascertained by virtue of a definitive Court decision in relation to the treatment of data referred to in this Agreement, pursuant to Article 18 of Law No. 675 of December 31, 1996.

ARTICLE 17—CONFIDENTIALITY

17.1
Each party shall strictly maintain and shall cause its officers, directors, employees and agents to so maintain the confidentiality of any information received from the other party or an Affiliate of the other party pursuant to this Agreement or to any previous agreements between the parties or their Affiliates relating to the Product (including information transferred to ABBOTT in connection with the Registration Package and the Registration) without the other party's written consent. Such information is confidential and proprietary.

  This obligation of confidentiality does not apply to:

  1)
  information which is or was known to the receiving party at the time of its disclosure pursuant to this Agreement or any previous agreement as established by such party's or its Affiliates' written records;

  2)
  information disclosed to the receiving party by a third party (other than its Affiliates) having the lawful right to disclose such information;

  3)
  information which becomes patented, published or otherwise part of the public domain as a result of acts of the disclosing party or of a third party obtaining such information and having the right to disclose the same.

  4)
  information that have to be disclosed by virtue of any applicable disposition of law.

  5)
  information acquired as a result of independent research or development by the receiving party of its Affiliates.

17.2
Each party agrees that it shall not use confidential information obtained as set forth in Article 17.1 above for any purpose other than that indicated in this Agreement without the prior written approval of the other party. This obligation is not breached by the sale of Units, Bulk Product and Samples embodying such information., pursuant of the terms of this Agreement.

  The parties agree that the provision set forth in this article 17 survives after expiration and/or termination for any reason of this Agreement until the confidential information becomes of public knowledge, without any breach of this article 17.2 made by ABBOTT.

ARTICLE 18—RELATIONSHIP

18.1
The parties are independent contractors. Neither party is an employee, officer, agent, partner, business representative or legal representative of or joint venture with the other party. Neither party has authority to assume any obligation on behalf of the other party and shall not hold out to third parties that it has any authority to act on the other party's behalf. Neither party shall take any action that might mislead or confuse third parties in this regard. Each party shall be responsible for its own expenses and shall not incur expenses for the other party's account unless expressly authorized in writing to do so by the other party.

ARTICLE 19—DISCLOSURES

19.1
Each party agrees that, except as may be required by law, it shall not disclose the substance or details of this Agreement, except as required to disclose to any of its Affiliates in the performance of its obligations or exercise of any of its rights hereunder, without the prior written consent of the other party. In cases in which disclosure may be required by law, the disclosing party, prior to such disclosure, shall promptly notify the non-disclosing party of the contents of the proposed disclosure.

  Consistent with applicable law, the non-disclosing party shall have the right to recommend/suggest reasonable changes or objections to the disclosure to protect its interests. The disclosing party shall not unreasonably refuse to include such changes in its disclosure.

ARTICLE 20—COMPLIANCE WITH LAW

20.1
Neither party shall take any action which would, or fail to take any action where such failure would, directly or indirectly result in or constitute a violation by ABBOTT or GENTIUM of any applicable law, treaty, ruling or regulation, including, but not limited to, laws and regulations relating to the export, resale and distribution of the Products. In performing its obligations under this Agreement, neither party nor any person acting on its behalf shall make, directly or indirectly, any offer or promise or authorize bribes, kickbacks, payoffs or any other payments or gifts intended to improperly influence an agent, government official, political party or candidate for public office to exercise their discretionary authority or influence in order to assist in the sale, marketing, promotion, importation, licensing or distribution of the Products.

ARTICLE 21 TERM (NATURAL EXPIRATION) AND TERMINATION

21.1
This Agreement is effective as of the date of signature (the "Effective Date"). Unless terminated by either party in accordance with the provision of article 21.2, this Agreement shall remain valid and in force until the expiration of the last Patent on the Product or ten (10) years starting from the date of the First Commercial Sale if later. It shall be deemed tacitly renewed between the parties for the same period unless terminated with a prior notice, by way of registered mail, within 180 (one hundred and eighty) days from the date of expiration.

21.2
Without any prejudice to the other cases of early termination set forth in the above clauses, this Agreement may be terminated prior to the expiration of the term set forth in Article 21.1 in the event one of the following conditions occur and pursuant to article 1456 of the Italian Civil Code:

1)
either party's ninety (90) days' notice to the other party of a stated breach of any of the terms and conditions of this Agreement by the other party and the other party's failure to cure its breach within the ninety (90) days' notice period provided.

2)
either party's giving ninety (90) days' notice to the other party if an event of force majeure under Article 25 continues for more than twelve (12) months, it is clearly understood between the parties that this clause can be applied only under request of the party that is not affected by the event of force majeure;

3)
without notice, in the case of any declaration of bankruptcy or insolvency, appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of creditors, or institution of liquidation proceeding by or against the other party;

21.3
The following clauses shall be considered as essential by express agreement of the parties:

a)
the obligation of ABBOTT to carry out the sale and promotion activity in its own name and on its own behalf within the Territory;

  b)
  the prohibition to assign this agreement, without the previous written consent of the other party (Article 27.1);

  c)
  The obligations undertaken by GENTIUM to comply with 2.1, 4.1, 4.2, 5.1, 5.2, 11.1, 12.1.

21.4
This Agreement shall terminate pursuant to Article 1456 of the Italian Civil Code in the event of non compliance with the essential agreements referred to article 21

21.5
The parties agree that ABBOTT may at any time withdraw from this Agreement with immediate effect, it being understood that the mandatory provisions of law shall apply in any case, simply by written communication in the event that GENTIUM should be sentenced for any violation of the rules regulating the Commerce and Industry and of the Unified Text of the Sanitary Laws as subsequently amended and integrated, such as to damage the relationship of trust which should exist between GENTIUM and ABBOTT.

ARTICLE 22—CONSEQUENCES OF TERMINATION

22.1
In the event of termination of this Agreement, ABBOTT shall:

1)
Stop using and, at GENTIUM's request, return to GENTIUM all confidential or proprietary information, advertising and promotional material supplied by GENTIUM to ABBOTT pursuant to this Agreement;

2)
at GENTIUM's option, either:

(i)
cancel the Registration; or

(ii)
assign the Registration to GENTIUM or GENTIUM's designee;

3)
not use the Trademark, or any trade name, trade dress, service marks or devices applied to or used in association with the Product except for the purposes of selling its remaining inventory of the Product.

4)
Both parties shall continue to be bound by the provisions of Article 17 above for a period of five (5) years after termination of this Agreement.

22.2
It is expressly understood that, as to remaining inventory of Products, if any, GENTIUM reserves itself the right, at its discretion:

(i)
to give to ABBOTT the right to sell its remaining inventory of Products; provided that ABBOTT sell such inventory of Products on terms substantially similar to the terms, including the price, pursuant to which ABBOTT was selling the Products prior to the termination of this Agreement. In this case, GENTIUM shall have no obligation to repurchase any of ABBOTT unsold inventory; or (ii) to re-purchase the remaining inventory of Products, paying to ABBOTT the latter's selling prices, save for the right of ABBOTT to withhold as many Products as are necessary to implement the orders already received at the moment of the termination. In any case, GENTIUM reserves the right not to re-purchase or to re-purchase at a lower price to be agreed with ABBOTT, those Products, which, at its sole discretion, should not result saleable any more for whatever reason (reference is made, but not limited to: bad preservation and closeness to the expiration date of the Products:—25% of the residual validity).

22.3
From the date of notice of termination by either party, GENTIUM shall not be obligated to accept orders for the Product from ABBOTT except for:

a)
orders received by GENTIUM prior to the date of notice of termination but not yet shipped; and

  b)
  orders which ABBOTT reasonably requires in order to satisfy outstanding contractual requirements with a third party proved by written orders and or contracts.

22.4
After the date of termination ABBOTT shall be given a period of three (3) months during which it may sell its remaining inventory of Units; provided it shall sell such inventory of Units on terms substantially similar to the terms, including price, pursuant to which it was selling the Product prior to the termination of this Agreement. GENTIUM shall have no obligation to repurchase any of ABBOTT's unsold inventories at the end of such three (3) month period.

22.5
Unless this Agreement is terminated for ABBOTT's:

(i)
non-payment of invoices issued pursuant to Article 10;

(ii)
breach of Articles, 8, 17 or 20 above,

  GENTIUM shall complete delivery of any undelivered portion of ABBOTT's accepted orders for Units and Samples.

22.6
In the event of termination in accordance with the terms of this Agreement, neither party shall be liable to the other, either for compensation or for damages of any kind or character whatsoever, whether on account of the loss by the other party of present or prospective profits on Sales or anticipated Sales, or expenditures, investments or commitments made in connection therewith, or in connection with the establishment, development or maintenance of the other party's business, or on account of any other cause or thing whatsoever GENTIUM and ABBOTT shall remain responsible for all obligations which arose prior of termination of this agreement.

ARTICLE 23—NOTICES

23.1
All notices, consents, approvals, orders, acceptances and requests shall be in writing addressed to the parties at the addresses set forth above. Notices, consents, and approvals shall be effective when delivered personally or sent by telex, TWX, facsimile or other telegraphic mode or when sent by registered or certified mail, postage prepaid, so addressed. By notice a party may change its address for future communications.

ARTICLE 24—WAIVER

24.1
No failure on the part of either party to exercise, and no delay in exercising any right or remedy shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude any further or other exercise of such right or remedy. All rights and remedies under this Agreement are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law.

ARTICLE 25—FORCE MAJEURE

25.1
Failure of either party to perform its obligations under this Agreement (excepting the obligation to make payments) shall not subject such party to any liability to the other if such failure is caused or occasioned by act of God, or the public enemy, fire, explosion, flood, drought, war, riot, act of terrorism, sabotage, embargo, strikes, or other labor trouble, interruption of or delay in transportation, compliance with any order, regulation or request of any government of competent jurisdiction or any officer, department, agency or committee thereof, including requisition or allocation or establishment of priority, or by compliance with a request authorized by such governmental authority of any manufacturer for material to be used by it, or by any other event or circumstance of like or different character to the foregoing beyond the reasonable control of the party so failing.

25.2
The party suffering an event of force majeure shall immediately notify the other party and both parties shall cooperate in good faith in order to minimize the damages for both parties.

ARTICLE 26—ALTERNATIVE DISPUTE RESOLUTION

26.1
Any disputes between the parties relating to, arising out of or in any way connected with this Agreement, with any term or condition hereof, with the performance by either party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officers of GENTIUM and ABBOTT for resolution and if the Chief Executive Officers cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of fifteen (15) days following such notice. Any arbitration hereunder shall be conducted under the Rules of Arbitration of the International Chamber of Commerce ("the Rules"). The dispute shall be finally settled by one (1) arbitrator appointed and acting in accordance with the Rules. Any such arbitration shall be held in Latina, Italy. The arbitrator shall have the authority to allocate between the parties the costs of arbitration in such equitable manner as he/she determines. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, provisional measures may be applied for in any court having jurisdiction.

ARTICLE 27—MISCELLANEOUS

27.1
PROHIBITION OF ASSIGNMENT

  Each of the party shall not assign this Agreement or any of its rights or delegate any of its duties or obligations to a third party without the prior written consent of the other party; provided, however, that ABBOTT may assign right under this Agreement to any ABBOTT Affiliate upon written notice to GENTIUM, subject to GENTIUM's prior written approval which shall not be unreasonably withheld

27.2
DUTY OF DISCLOSURE

  Each of the parties undertakes to inform the other within 10 days of any change in the ownership or control of the company

27.3
HEADINGS

  All headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

27.4
SEVERABILITY

  If any Article or part thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of the Article or the other Articles and each shall remain in full force and effect.

27.5
ENTIRE AGREEMENT

  This Agreement, including the Exhibits, contains the entire agreement of the parties with respect to the license to promote, co-market, distribute sell and use the Patent, Trademark and Registration of the products. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

27.6
GOVERNING LAW

  The laws of Italy shall govern the interpretation, performance and enforcement of this Agreement.

27.7
ENGLISH LANGUAGE

  The English language version of this Agreement shall be controlling notwithstanding any translation of the Agreement made for any purpose.

27.8
PREVIOUS AGREEMENTS

  This Agreement annuls and substitutes any previous agreement on the subject matter of this Agreement, written and/or oral, which may have been entered into between the parties.

ARTICLE 28—REGISTRATION TAX

28.1
The parties acknowledge that this Agreement is subject to value added tax and consequently is eligible for registration tax only in case of use and at a fixed rate, pursuant to article 5 and 40 of Presidential Decree No. 131, dated April 26, 1986.

ARTICLE 29—SURVIVAL

29.1
The provisions of Articles 17, shall survive the expiration of this Agreement.

        IN WITNESS WHEREOF each of the parties has by their duly authorized representatives executed this Agreement as of the date and year first above written.

GENTIUM S.p.A.		ABBOTT S.p.A.
By:	/s/ LAURA IRIS FERRO	By:	/s/ JEAN-LOUP ROLLEND 11/6/2002
Name: Laura Iris Ferro MD		Name: Jean-Loup Rollend
Title: Managing Director		Title: ABBOTT S.p.A. L'Amministratore Delegato

        The following articles are expressly accepted pursuant to Articles 1341 and following of the Italian Civil Code: 2 Appointment; 3 Use of the Registration; 5 Warranties and Liability; 7 Price; 8 Forecasts and Orders; 11 Delivery, Title and Risk of Loss; 12 GENTIUM's Obligations; 14 Obligation arising from Law no675/1996; 15 Data Security; 16 Liability for Damages caused to a Third Party as a Consequence of Data Security; 17 Confidentiality; 21 Term and Termination; 22 Consequences of Termination; 24 Waiver; 25 Force Majeure; 26 Alternative Dispute Resolution; 27 Miscellaneous.

GENTIUM S.p.A.		ABBOTT S.p.A.
By:	/s/ LAURA IRIS FERRO	By:	/s/ JEAN-LOUP ROLLEND 11/6/2002
Name: Laura Iris Ferro MD		Name: Jean-Loup Rollend
Title: Managing Director		Title: ABBOTT S.p.A. L'Amministratore Delegato

GENTIUM—ABBOTT

LICENSE AGREEMENT

EXHIBIT A

PRODUCTS

A.
50 oral capsules 400mg (as registration decree 421 July 9th 2201)

B.
2gr/60ml rectal gel-7 tubes (as registration decree 421 July 9th 2201)

C.
4gr/60ml rectal gel-7 tubes (as registration decree 421 July 9th 2201)

INDICATIONS

Ulcerative Colitis and Crohn Disease

GENTIUM—ABBOTT

LICENSE AGREEMENT

EXHIBIT B

PATENT

Stable aqueous suspension of Mesalazina for topical use

Reg. No.	Filed on	Expired on
EP 0765 664 A1	26/06/1996	25/06/2016

TRADEMARK

Name	Reg. No.
QUOTA	0592838

GENTIUM—ABBOTT

LICENSE AGREEMENT

EXHIBIT C

PRODUCTS

A.
50 oral capsules 400mg

    5,16 Euro (including the active ingredient Mesalazine)

B.
2gr/60ml rectal gel-7 tubes (as registration decree 421 July 9th 2201)

    10,57 Euro (Excluding the active ingredient Mesalazine)

    The active ingredient Mesalazine will be charged at GENTIUM cost or supplied by ABBOTT

    Standard batch: 16.500 tubes

    Mesalazina content: Kg 33,334 per standard batch

C.
4gr/60ml rectal gel-7 tubes (as registration decree 421 July 9th 2201)

    10,57 Euro (Excluding active ingredient Mesalazine)

    The active ingredient Mesalazine will be charged at GENTIUM cost or supplied by ABBOTT

    Standard batch: 16.500 tubes

    Mesalazina content: Kg 66,667 per standard batch

SAMPLES

A.
4 oral capsules 400mg

    0,80 Euro (Including the active ingredient Mesalazine)

B.
2gr/60ml rectal gel 1 tube

    Year 2002    2,17 Euro (Excluding the active ingredient Mesalazine)

    Year 2003 and following years    2,00 Euro (Excluding the active ingredient Mesalazine)

C.
4gr/60ml rectal gel 1 tube

    Year 2002    2,30 Euro (Excluding the active ingredient Mesalazine)

    Year 2003 and following years    2,10 Euro (Excluding the active ingredient Mesalazine)

    The active ingredient Mesalazine will be charged at GENTIUM cost or supplied by ABBOTT.

ALL PRICES IN EXHIBIT C ARE CIP (AS SUCH TERM IS DEFINED IN INCOTERMS 2000).

GENTIUM—ABBOTT

LICENSE AGREEMENT

EXHIBIT D

REGISTRATION

Intentionally left blank

5-9-2001	GAZZETTA UFFICIALE DELLA REPUBBLICA ITALIANA	Serie generale—n. 206

Autoizzazione all'immissione in commercio
della specialità medicinale per uso umano <<Quota>>

Estratto decreto A.I.C. n. 421 del 9 Iuglio 2001

        Specialità medicinale: QUOTA nelle forme e confezioni:

          <<400 mg capsule usò orale>> 50 capsule;

          <<12 g/60 ml gel rettale>> 7 contenitori monodose + erogatore;

          <<4 g/60 ml gel rettale>> 7 contenitori monodose + erogatore.

        Titolare A.I.C.: Socíetà Pharma Research r.1., con sede legale e domicilio fiscale in Villa Guardia (Como); piazza XX Settembre, 2 - codice fiscale n. 02098100130.

        Produttore: per la forma farmaceutica e confezione:

          <<400 mg capsule uso orale>> 50 capsùle, la produzione è effettuata da: Società Pharmateo International r.1. nello stabilimento sito in San Giuliano Milanese (Milano), via Tirso, 6/7.

        Le operazioni terminali di controllo e confezionamento sono effettuate da: Società Crinos p.a. nello stabilimento sito in Villa Guardia (Como), piazza XX Settembre, 2.

        Per la forma farmaceutica e confezioni:

          <<2 g/60 ml gel rettale>> 7 contenitori manodose + erogatore;

          <<4 g/60 ml gel rettale>> 7 contenitori monodose + erogatore, la produzione il controllo ed il confezionamento sono effettuati da; Società Crinos p.a. nello stabilimento sito in Villa Guardia (Como), piazza XX Settembre, 2.

        Confezioni autorizzate numeri A.I.C. e classificazione ai sensi dell'art. 8, comma 10, della legge n. 537/1993:

          <<400 mg capsule uso orale>> 50 capsule - A.I.C. n. 034556011 (in base 10) · 10YL3C (in base 32);

          classe: <<A>>;

          prèzzo: il prèzzo sarà determinato ai sensi dell'art 70, comma 4 della legge 23 dicembre 1998, n. 448, tenuto conto della comunicazione con la quale la societa titolare dell'A.I.C., in ottemperanza all'art 36, comma 7 della legge 27 dicembre 1997, n. 449, dichiara che il principio attivo contenuto nella specialità medicinale in esame non gode e non ha mai goduto di tutela brevettualo;

          <<2 g/60 ml gel rettale>> 7 contenitori monodose + erogatore - A.I.C. n. 034556023 (in base 10) · 10YL3R (in base 32);

          classe: <<A>>

          prezzo: il prezzo sarà determinato ai sensi dell'art. 70, comma 4 della legge 23 dicembre 1998, n. 448, e in considerazione della dichiarazione della socìetà titolare dell'A.I.C. attestante che il medicinale in esame è coperto da brevetto, di cui alla lettera b), comma 5, art. 29 della legge 23 dicembre 1999, n. 488;

          <<4 g/60 ml gel rettale>> 7 contenitori monodose + erogatore - A.I.C. n. 034556035 (in base 10) · 10YL43 (in base 32);

          classe: <<A>>;

          prezzo: il prezzo sarà determinato ai sensi dell'art. 70, comma 4 della legge 23 dicembre 1998, n. 448, e in considerazione della dichiarazione della socìetà titolare dell'A.I.C. attestante che il medicinale in esame è coperto da brevetto, di cui alla lettera b), comma 5, art. 29 della legge 23 dicembre 1999, n. 488.

        Classificazione ai fini della fornitura: medicinale soggetto a prescrizione medica (art. 4, decreto legislativo n. 539/1992).

        Composizione: una capsula contiene:

          principio attivo: mesalazina (acido 5-aminosalicilico o 5 · ASA) 400 mg;

          eccipienti: talco, copolimero dell'acido metacrilico, sfere zuccherine (composte da saccarosio e amido), dietilfialato (nelle quantità indicate nella documentazione di tecnica farmaceutica acquisita agli atti).

        Costituenti della capsula: gelatina, titanio biossido, indigotina, giallo chinolina (nella quantità indicate nella documentazione di tecnica farmaceutica acquista agli atti).

        Composizione (gel rettale 2g); un contemitore monodose contiene:

          principiò attivo: masalazina (acido 5-aminosalicilico o 5-ASA) 2 g;

          eccipienti: cellulosa microcristallina + sodio carbossimetilcellulosa, sodio acetato triidrato, sodio metabisolfito, idrossietilcellulosa, disodio edetato, acido acetico glaciale, acqua depurata (nelle quantità indicate nella documentazione di technica farmaceutica acquisita agli atti).

        Composizione (gel rettale 4g): un contenilore monodose contiene:

          principio attivo: mesalazina (acido 5-aminosalicilico o 5-ASA) 4 g;

          eccipienti: cellulosa microcristallina + sodìo carbossimetilecellulosa, sodio acetato triidrato, sodio metabisolfiro idrossietilcellulosa, disodio edetato, acido acetico glaciale, acqua depurta (nelle quantità indicate nella documentazione di tecnica farmaceutica acquisita agli atti).

        Indicazioni terapeutiche: nelle fasi attive di grao sovero è consigiabile l'associazione con trattamento cortisonico.

        Capsule: colite ulcerosa e morbo di Crohn; trattamento delle fasi attive della malattia, prevenzione delle recidive.

        Gel rettale: colite ulcerosa a localizzazione rettosigmoidea: tratiamento della fasi attive e prevenzione della recidive.

        Decorrenza di efficacia del decreto: dalla data della sua pubblicazione nella Gazzetta Ufficiale della Repubblica italiana.

01A9672

Autorizzazione all'immissione in commercìo
della specialità medicinale per uso umano <<Mainflu>>

Estratto decreto A.I.C. n. 452 del 19 Iuglio 2001

        È autorizzata l'immissione in commercio del medicinale MAINFLU nelle forme e confezioni. <<0.1% soluzione da nebulizzare>>flacone 30 ml.

        Titolare A.I.C.: Biosud S.r.l., con sede legale in Castel San Giorgio (Salerno), via Conforti, 42 - codice fiscale n. 03658390657.

        Confezioni autorizzate, numeri A.I.C. e classificazione ai sensi dell'art. 8, comma 10, della legge n. 537/1993;

          confezione: <<0.1% soluzione da nebulizzare>> flacone 30 ml - A.I.C. n. 035069018 (in base 10) - 11G72U (in base 32);

          classe: <<A>>;

          prezzo: il prezzo sarà determinato ai sensi dell'art. 70, comma 4 della legge 23 dicembre 1998, n. 448, ed in considerazione della dichiarazione della società titolare dell'A.I.C. attestante che il medicinale in questione non è coperto da alcun brevetto, di cui al comma 5, art. 29 della legge 23 dicembre 1999, n. 488;

          forma farmaceutica: soluzione da nebulizzare;

          validità prodotto integro: 36 mesi dalla data di fabbricazione.

        Produttore: Famila - Farmaceutici Milano S.r.l., via E. Fermi, 50 - Settimo Milanese (Milano).

        Composizione: 100 ml contegono:

          principio attivo: flunisolide mg 100;

          eccipienti: glicole propilenico, sodio cloruro, acqua depurata (nelle quantità indicate nella documentazione di tecnica farmaceutica acquisita agli atti).

        Indicazioni terapeutiche: patologie allergiche della vie respiratorie asma bronchiale, bronchite cronica asmaliforme; riniti croniche e stagionali.

        Decorrenza di efficacia del decreto: dalla data della sua pubblicazione nella Gazzetta Ufficiale della Repubblica italiana.

01A9673

QuickLinks

  Exhibit 10.20
LICENCE AND SUPPLY AGREEMENT
and
INDEX
GENTIUM—ABBOTT LICENSE AGREEMENT EXHIBIT A
GENTIUM—ABBOTT LICENSE AGREEMENT EXHIBIT B
GENTIUM—ABBOTT LICENSE AGREEMENT EXHIBIT C
GENTIUM—ABBOTT LICENSE AGREEMENT EXHIBIT D
REGISTRATION
Autoizzazione all'immissione in commercio della specialità medicinale per uso umano <<Quota>>
Autorizzazione all'immissione in commercìo della specialità medicinale per uso umano <<Mainflu>>